Exhibit 99.1

PJT Partners Inc. Reports Record First Quarter 2026 Results; Announces $800 Million Repurchase Authorization

First Quarter Overview

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Record First Quarter Revenues, Pretax Income and EPS
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Revenues of $418 million, an increase of 29% from a year ago
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GAAP Pretax Income of $80 million and Adjusted Pretax Income of $84 million, increases of 53% and 49%, respectively, from a year ago
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GAAP Diluted EPS of $2.21 and Adjusted EPS of $1.54, increases of 11% and 47%, respectively, from a year ago

Balance Sheet and Capital Management

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Record First Quarter Cash, Cash equivalents and Short-term investments of $388 million and no funded debt
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Repurchased 1.6 million shares and share equivalents deploying a record $244 million to repurchases through March 31, 2026
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Board of Directors has authorized a $800 million Class A common stock repurchase program, replacing the remaining repurchase authorization

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm continued to deliver exceptional performance, with record first quarter Revenues, record Pretax Income, and record EPS. We remain well positioned to thrive across a broad range of market environments given our unique capabilities, our collaborative team approach and the growth opportunities before us in each of our businesses. As before, we remain highly confident in our future growth prospects.”

New York, April 28, 2026: PJT Partners Inc. (the “Company,” “PJT Partners,” “we,” “us" or “our”) (NYSE: PJT) today announced its financial results for the first quarter ended March 31, 2026.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues and Expenses

The following table sets forth information relating to the Company’s revenues and expenses for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	GAAP			As Adjusted
	2026	2025	Change	2026	2025	Change
	(Dollars in Millions)

Revenues	$418.2	$324.5	29%	$418.2	$324.5	29%
Expenses
Compensation and Benefits	$280.3	$221.1	27%	$278.1	$219.1	27%
% of Revenues	67.0%	68.1%		66.5%	67.5%
Non-Compensation	$57.6	$50.8	13%	$56.2	$49.3	14%
% of Revenues	13.8%	15.7%		13.4%	15.2%
Total Expenses	$337.8	$272.0	24%	$334.3	$268.4	25%
% of Revenues	80.8%	83.8%		79.9%	82.7%
Pretax Income	$80.4	$52.6	53%	$83.9	$56.1	49%
% of Revenues	19.2%	16.2%		20.1%	17.3%

Revenues

The increase in Revenues was due to increases in strategic advisory, private capital solutions, and restructuring revenues.

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $280 million for the current quarter compared with $221 million in the prior year. Adjusted Compensation and Benefits Expense was $278 million compared with $219 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with prior year, partially offset by a lower accrual rate.

Non-Compensation Expense

GAAP Non-Compensation Expense was $58 million for the current quarter compared with $51 million in the prior year. Adjusted Non-Compensation Expense was $56 million for the current quarter compared with $49 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Travel and Related, Occupancy and Related, and Professional Fees. Travel and Related increased principally due to increased business-related activity and higher travel costs. Occupancy and Related increased due to the expansion of our global office footprint. Professional Fees increased principally due to higher senior advisor and legal expenses.

Provision for Taxes

As of March 31, 2026, the Company owned 64.7% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended March 31, 2026 and 2025 was -11.0% and -41.1%, respectively.

The effective tax rate for Adjusted Net Income, If-Converted for the three months ended March 31, 2026 was 20.5% compared with 14.1% for full year 2025. The increase in the effective tax rate was principally due to a reduced tax benefit related to the delivery of vested shares at a value in excess of their amortized cost.

Balance Sheet and Capital Management

As of March 31, 2026, the Company held Cash, Cash equivalents and Short-term investments of $388 million and had no funded debt.

On April 23, 2026, the Company's Board of Directors has authorized a $800 million repurchase program of the Company's Class A common stock. This authorization replaces the remaining repurchase program authorized on February 5, 2024.

During the first quarter 2026, the Company repurchased 0.4 million shares of Class A common stock in the open market, exchanged 0.9 million Partnership Units for cash and net share settled 0.3 million shares of Class A common stock to satisfy employee tax obligations. In total, during the first quarter 2026, the Company repurchased 1.6 million share and share equivalents at an average price of $154.04 per share.

The Company intends to exchange 149 thousand Partnership Units for cash at an amount to be determined by the volume-weighted average price per share of the Company’s Class A common stock on April 30, 2026, subject to approval by the Board of Directors.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on June 17, 2026 to Class A common stockholders of record as of June 3, 2026.

Quarterly Investor Call Details

PJT Partners will host a conference call on April 28, 2026 at 8:30 a.m. ET to discuss its first quarter 2026 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (833) 316-1983 (U.S. domestic) or +1 (785) 838-9310 (international), passcode PJTP1Q26. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our remote and on-premises computer or communication systems, including as a result of a catastrophic event; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; (f) volatility in the political and economic environment, including but not limited to inflation, changes to global trade policies, elevated interest rates, potential government shutdowns, and geopolitical or military conflicts; and (g) significant technological disruption, including the rapid development and adoption of emerging technologies, such as artificial intelligence.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. (our "former Parent") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2026	2025
Revenues	$418,204	$324,531
Expenses
Compensation and Benefits	280,260	221,142
Occupancy and Related	15,630	13,908
Travel and Related	13,454	11,163
Professional Fees	9,063	7,371
Communications and Information Services	10,181	9,160
Depreciation and Amortization	3,946	3,212
Other Expenses	5,285	5,997
Total Expenses	337,819	271,953
Income Before Provision (Benefit) for Taxes	80,385	52,578
Provision (Benefit) for Taxes	(8,868)	(21,585)
Net Income	89,253	74,163
Net Income Attributable to Non-Controlling Interests	28,752	20,147
Net Income Attributable to PJT Partners Inc.	$60,501	$54,016
Net Income Per Share of Class A Common Stock
Basic	$2.31	$2.12
Diluted	$2.21	$1.99
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	26,230,685	25,524,820
Diluted	43,282,017	44,461,727

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2026	2025
GAAP Compensation and Benefits Expense	$280,260	$221,142
Acquisition-Related Compensation Expense(1)	(2,154)	(2,084)
Adjusted Compensation and Benefits Expense	$278,106	$219,058

GAAP Non-Compensation Expense	$57,559	$50,811
Amortization of Intangible Assets(2)	(1,270)	(1,437)
Spin-Off-Related Payable(3)	(47)	(26)
Adjusted Non-Compensation Expense	$56,242	$49,348

GAAP Pretax Income	$80,385	$52,578
Acquisition-Related Compensation Expense(1)	2,154	2,084
Amortization of Intangible Assets(2)	1,270	1,437
Spin-Off-Related Payable(3)	47	26
Adjusted Pretax Income	$83,856	$56,125

GAAP Provision (Benefit) for Taxes	$(8,868)	$(21,585)
Non-GAAP Tax Adjustments	26,058	30,846
Adjusted If-Converted Taxes(4)	$17,190	$9,261

GAAP Net Income	$89,253	$74,163
Acquisition-Related Compensation Expense(1)	2,154	2,084
Amortization of Intangible Assets(2)	1,270	1,437
Spin-Off-Related Payable(3)	47	26
Add: GAAP Provision (Benefit) for Taxes	(8,868)	(21,585)
Less: Adjusted If-Converted Taxes(4)	(17,190)	(9,261)
Adjusted Net Income, If-Converted	$66,666	$46,864

Adjusted Net Income, If-Converted Per Share	$1.54	$1.05
Weighted-Average Shares Outstanding, If-Converted	43,282,017	44,461,727

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2026 and 2025 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2026	2025
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	26,230,685	25,524,820
Dilutive Impact of Unvested RSUs(5)	2,510,062	3,381,006
Dilutive Impact of Partnership Units(6)	14,541,270	15,555,901
Diluted Shares Outstanding, GAAP	43,282,017	44,461,727

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	26,230,685	25,524,820
Unvested RSUs(5)	2,510,062	3,381,006
Partnership Units(6)	14,541,270	15,555,901
If-Converted Shares Outstanding	43,282,017	44,461,727

	As of March 31,
	2026	2025
Fully-Diluted Shares Outstanding(7)	45,594,736	46,584,273

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(2)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay our former Parent related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(4)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including, but not limited to, the tax benefits of acquisition-related compensation expense and amortization expense.
(5)
Represents the dilutive impact under the treasury stock method of unvested RSUs that have a remaining service requirement.
(6)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units with a remaining service requirement.
(7)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.